Exhibit 10.1

EXECUTION VERSION

COMPANY VOTING AND SUPPORT AGREEMENT

This COMPANY VOTING AND SUPPORT AGREEMENT, dated as of March 25, 2021 (this “Agreement”), by and among the stockholders listed on the signature page(s) hereto (together with any subsequent stockholders or transferees who become “Stockholders” pursuant to Section 3 below, collectively, the “Stockholders” and each individually, a “Stockholder”), and MSG Networks Inc., a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of, or is a trust or estate that is the record holder of, the number of shares of Parent Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (together with such additional shares of capital stock that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such Stockholder, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof until the Expiration Date, the “Subject Shares”);

WHEREAS, concurrently with the execution of this Agreement, Madison Square Garden Entertainment Corp., a Delaware corporation (“Parent”), Broadway Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company are entering into an Agreement and Plan of Merger (as amended from time to time with, in the case of any material amendment, the prior written consent of the Stockholders, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, the Company has required that each Stockholder agrees, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1. Voting of Shares. Each Stockholder hereby agrees that during the period commencing on the date of this Agreement and continuing until the Expiration Date, at the Parent Stockholders Meeting and at any other meeting of the stockholders of Parent, howsoever called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote thereon:

(a) appear (in person or by proxy) at each such meeting or otherwise cause all of the Subject Shares that such Stockholder is entitled to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, all of the Subject Shares that such Stockholder is entitled to vote: (i) in favor of the Share Issuance for purposes of delivering the Parent Stockholder Approval; (ii) without limitation of the preceding clause (i), in favor of any proposal to adjourn or postpone any meeting of the holders of Parent Common Stock at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the holders of Parent Common Stock to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; (iii) against any action or agreement that would reasonably be expected to result in a breach of a material covenant, representation or warranty or any other material obligation or agreement of Parent contained in the Merger Agreement, or of such Stockholder contained in this Agreement; and (iv) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, frustrate, prevent, nullify, adversely affect or inhibit the Share Issuance, the timely consummation of the Merger or the satisfaction of the conditions under the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

2. No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into any voting agreement, voting trust or similar agreement or understanding with respect to any of the Subject Shares other than the Class B Stockholders’ Agreement, dated as of April 3, 2020, by and among each of the holders of Parent Class B Common Stock (the “Parent Stockholders’ Agreement) and shall not enter into any other voting agreement, voting trust or similar agreement or understanding with respect to any of the Subject Shares, (b) has not, other than pursuant to the Parent Stockholders’ Agreement, granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any of the Subject Shares, (c) has not given, and shall not give, any voting instructions or authorities in any manner inconsistent with Section 1, with respect to any of the Subject Shares and (d) has not taken and shall not knowingly or intentionally take any action that would reasonably be expected to constitute a breach hereof or make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing such Stockholder from performing any of its obligations under this Agreement.

3. Transfer of Shares. Each Stockholder covenants and agrees that during the period from the date of this Agreement through the Expiration Date, in the event that such Stockholder Transfers any Subject Shares, the Stockholder shall require, as a condition precedent to such Transfer, the transferee to agree in writing to be bound by each of the terms of this Agreement by executing and delivering a joinder agreement in form and substance reasonably acceptable to the Company. Upon the execution and delivery of a joinder agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. Any Transfer or attempted Transfer of any Subject Shares in violation of this Agreement shall be null and void ab initio. If any involuntary Transfer of any of such Subject Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. For purposes of this Agreement, “Transfer” means any direct or indirect transfer, sale, assignment, pledge, hypothecation, grant of a security interest in, gift, distribution or other disposal of all or any portion of the Subject Shares, by operation of law or otherwise. Each Stockholder agrees that, from the date hereof until the termination of this Agreement, such Stockholder shall not take any action to convert any shares of Parent Class B Common Stock owned of record and beneficially by such Stockholder into shares of Parent Class A Common Stock, pursuant to Article Fourth, Section A.IV. of the Parent Charter or otherwise.

4. Further Assurances. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent or the Company may reasonably request for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, each Stockholder hereby severally as to itself only, but not jointly with any other Stockholder, authorizes Parent and the Company to publish and disclose in any public filing made in connection with the Merger Agreement and the transactions contemplated thereby and in any other announcement or disclosure required by applicable Law, such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s obligations under this Agreement.

5. Representations and Warranties of Each Stockholder. Each Stockholder on its own behalf hereby represents and warrants to the Company, severally and not jointly, with respect to such Stockholder as follows:

(a) Organization. Such Stockholder, if it is a trust, has been duly created and is validly existing as a common law trust, and each of its trustees has been duly appointed and is validly acting as a trustee of such trust, under the laws of the jurisdiction of its administration. Such Stockholder, if it is an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Authority. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception. If such Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby.

(c) No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations hereunder or the consummation by it of the transactions contemplated hereby, will violate, conflict with or result in a breach of, constitute a default (with or without notice or lapse of time or both), or require any consent or action by any Person, under any provision of, any stockholders agreement, voting agreement, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation, or any provision of the certificate of incorporation, bylaws or other comparable governing documents, applicable to such Stockholder or to such Stockholder’s property or assets, in each case, other than consents or authorizations required under the Parent Stockholders’ Agreement that have been duly obtained prior to the execution and delivery of this Agreement.

(d) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, order, waiver, authorization or permit of or any filing with or notification to, any Governmental Authority or other Person.

(e) Ownership. Such Stockholder is the record and beneficial owner of, or is a trust or estate that is the record holder of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all security interests, Liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than those created by this Agreement or restrictions on transfer of general applicability arising under applicable Securities Laws. Such Stockholder does not own, of record or beneficially, any shares of Parent Class B Common Stock other than the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto (except that such Stockholder may be deemed to beneficially own Subject Shares owned by other Stockholders). None of such Stockholders’ Subject Shares are, and at no time during the term of this Agreement will be, subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Parent Common Stock (other than the Parent Stockholders’ Agreement).

(f) Reliance by Parent and the Company. Such Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of Stockholder contained herein. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of its own choosing. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Share Issuance and the other transactions contemplated thereby.

6. Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer, or any other similar function or capacity, of Parent, the Company or any other Person shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer, or any other similar function or capacity. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of, or as a trust whose beneficiaries are the beneficial owners of, Subject Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer, or any other similar function or capacity, of Parent, the Company or any other Person. The taking of any actions (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer, or any other similar function or capacity, of Parent, the Company or any other Person shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

7. Trust Stockholders. In this Agreement, references to a trust Stockholder shall be deemed to be to the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require to be most protective of the Company, including for purposes of such Stockholder’s representations and warranties.

8. Termination. This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Date”) of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the written agreement of the Stockholders, the Company and Parent to terminate this Agreement; provided that any such written agreement shall have been duly authorized by the Parent Special Committee and the Company Special Committee; provided, further, that no such termination shall relieve any party from liability for any breach or violation occurring prior to such termination.

9. Specific Performance. Each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) Parent and the Company relying on such covenants in connection with entering into the Merger Agreement and (c) a violation of any of the terms of such covenants, obligations or agreements will cause Parent irreparable injury for which adequate remedies are not available at law and for which monetary damages are not readily ascertainable. Therefore, each Stockholder agrees that Parent shall be entitled to specific performance, an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Stockholder from committing any violation of such covenants, obligations or agreements, and each Stockholder further agrees that it will not oppose the granting of such relief on the basis that Parent or the Company will have an adequate remedy at law.

10. Governing Law; Jurisdiction.

(a) This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto irrevocably agrees that any Action with respect to this Agreement, arising under or in connection with this Agreement or the rights and obligations hereunder shall be brought and determined exclusively in the Delaware Court of Chancery, or, if the Delaware Court of Chancery does not have jurisdiction over such Action, any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the above-named courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 14, and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts.

11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11.

12. Amendment, Waivers, etc. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by Parent (after such amendment or modification has been duly authorized by the Parent Special Committee) and each of the Stockholders. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought (and, the case of Parent, after such waiver, discharge or termination has been authorized by the Parent Special Committee).

13. Assignment; Third Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a party without the prior written consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof; provided, however, that Parent is an intended third party beneficiary of this Agreement and shall be entitled to enforce this Agreement against the Stockholders in accordance with its terms and each of Parent and the Company have the right on behalf of their respective stockholders to seek equitable relief or to pursue damages suffered by Parent and its stockholders or the Company and its stockholders, as applicable (which damages the parties hereto acknowledge and agree may include the benefit of the bargain lost by Parent’s or the Company’s stockholders, as applicable) in the event of wrongful termination of this Agreement, fraud or intentional breach by the parties hereto, which right is hereby expressly acknowledged and agreed by the parties hereto.

14. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally by hand or by overnight courier or other delivery method or when sent by electronic mail transmission (provided that, in the case of electronic mail transmission, either receipt of such electronic mail is acknowledged by the applicable recipient or a confirmatory hardcopy is sent without undue delay by an internationally recognized courier service), in each case, to the following physical and electronic mail addresses (or to such other physical and electronic mail address as a party may have specified by notice pursuant to this provision):

(a) If to the Company, by email to:

MSG Networks Inc.

Eleven Penn Plaza, 3rd Floor

New York, NY 10001

Attn:    Bret Richter

Executive Vice President, Chief Financial Officer and

Treasurer

E-mail: bret.richter@msgnetworks.com

With copies (which shall not constitute notice) to:

MSG Networks Inc.

Eleven Penn Plaza, 3rd Floor

New York, NY 10001

Attn:    Adam Levine

Executive Vice President Business Affairs & Distribution

E-mail: adam.levine@msgnetworks.com

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn:    George R. Bason, Jr.

Marc O. Williams

E-mail: george.bason@davispolk.com

marc.williams@ davispolk.com

(b) If to the Stockholders, by email to:

c/o Dolan Family Office

340 Crossways Park Drive

Woodbury, NY 11797

Attn:    Dennis Javer

E-mail: DJaver@dfollc.com

With a copy (which shall not constitute notice) to:

Debevoise & Plimpton

919 Third Avenue

New York, New York 10022

Attn:      Michael A. Diz

E-mail: madiz@debevoise.com

15. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

16. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto.

17. Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

18. Counterparts. This Agreement may be executed in two or more counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

19. Waiver of Appraisal. Each Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Subject Shares.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MSG NETWORKS INC.

By:	/s/ Andrea Greenberg
Name: Andrea Greenberg
Title: President and Chief Executive Officer

[Signature Page to Company Voting and Support Agreement – MSG Networks Inc.]

JAMES L. DOLAN

/s/ JAMES L. DOLAN

THOMAS C. DOLAN

/s/ THOMAS C. DOLAN

MARIANNE E. DOLAN WEBER

/s/ MARIANNE E. DOLAN WEBER

DEBORAH A. DOLAN-SWEENEY

/s/ DEBORAH A. DOLAN-SWEENEY

[Signature Page to Company Voting and Support Agreement – MSG Networks Inc.]

KATHLEEN M. DOLAN

/s/ KATHLEEN M. DOLAN
Individually, and as a Trustee of the Charles F. Dolan Children Trusts FBO Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber, Thomas C. Dolan and James L. Dolan, and as Trustee of the Tara Dolan 1989 Trust, and as Trustee of the Ryan Dolan 1989 Trust

PAUL J. DOLAN

/s/ PAUL J. DOLAN
As a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan

MARY S. DOLAN

/s/ MARY S. DOLAN
As a Trustee of the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney, and as a Trustee of the Charles F. Dolan 2009 Family Trusts FBO Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber, Thomas C. Dolan and James L. Dolan

[Signature Page to Company Voting and Support Agreement – MSG Networks Inc.]

MATTHEW J. DOLAN

/s/ MATTHEW J. DOLAN
As a Trustee of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and Charles F. Dolan Children Trust FBO Thomas C. Dolan

CORBY DOLAN LEINAUER

/s/ CORBY DOLAN LEINAUER
As a Trustee of the Charles F. Dolan 2009 Family Trusts FBO Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber, Thomas C. Dolan and James L. Dolan

BRIAN G. SWEENEY

/s/ BRIAN G. SWEENEY
As a Trustee of the Charles F. Dolan 2009 Revocable Trust

[Signature Page to Company Voting and Support Agreement – MSG Networks Inc.]

CHARLES F. DOLAN

/s/ CHARLES F. DOLAN
As a Trustee of the Charles F. Dolan 2009 Revocable Trust

Schedule A

Madison Square Garden Entertainment

Stockholder	Shares of Company Common Stock
	Class A Common Shares	Class B Common Shares
Charles F. Dolan	2,591	0
Charles F. Dolan 2009 Revocable Trust	33,572	98,222
Charles F. Dolan 2019 Grantor Retained Annuity Trust #1M	0	14,471
Helen A. Dolan 2009 Revocable Trust	0	98,221
Helen A. Dolan 2019 Grantor Retained Annuity Trust #1M	0	14,471
Kathleen M. Dolan	1,568	0
Deborah A. Dolan-Sweeney	6,872	0
Marianne Dolan Weber	10,025	0
Thomas C. Dolan	22,343	0
James L. Dolan	187,481	14,045
CFD Children Trust f/b/o Kathleen M. Dolan	15,954	306,327
CFD Children Trust f/b/o Deborah A. Dolan-Sweeney	15,954	306,327
CFD Children Trust f/b/o Marianne Dolan Weber	15,954	296,934
CFD Children Trust f/b/o Thomas C. Dolan	13,295	308,986
CFD Children Trust f/b/o James L. Dolan	29,249	604,324
CFD 2009 Family Trust f/b/o Kathleen M. Dolan	4,431	405,402
CFD 2009 Family Trust f/b/o Deborah A. Dolan-Sweeney	4,431	370,402
CFD 2009 Family Trust f/b/o Marianne Dolan Weber	4,431	426,402
CFD 2009 Family Trust f/b/o Thomas C. Dolan	4,431	430,402
CFD 2009 Family Trust f/b/o James L. Dolan	4,431	824,477
Tara Dolan 1989 Trust	0	5,052
Ryan Dolan 1989 Trust	0	5,052